Avaya Q3 2015 Earnings Call August 4, 2015

© 2015 Avaya Inc. All rights reserved. 2 Forward Looking Statements Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers,. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2014 Form 10-K filed with the SEC on November 26, 2014. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on August 4, 2015. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors . None of the information included on the website is incorporated by reference in this presentation. Historical amounts presented reflect the sale of ITPS.

© 2015 Avaya Inc. All rights reserved. 3  Revenue of $999 million, up $4 million from the prior quarter In constant currency, 1% higher sequentially and 2% lower year-over-year In line with historical sequential pattern – Combined total of Flagship and Core product and service revenues grew slightly year-over year in constant currency for the second consecutive quarter; Legacy down $24M year-over-year – Revenues for Cloud and managed services, professional services, and leading edge contact center solutions each grew compared to Q3 fiscal 2014 in constant currency – Software and Services accounted for over 71% of total company revenue – Cloud and managed services revenues continue to account for 7-8% of total company revenue  Gross margin of 59.5% – 70 basis points lower sequentially and 30 basis points higher year-over-year – Product gross margins up year-over-year to 62.3%  Operating income of $161 million and 16.1% operating margin  Adjusted EBITDA of $207 million and 20.7% of revenue  Cash balance of $328 million – Positive Free Cash Flow for third consecutive quarter – Reflects $12 million of cash used for technology investments Fiscal Q3 2015 Financial Highlights (Amounts are non-GAAP)

© 2015 Avaya Inc. All rights reserved. 4 Quarterly Income Statement (All amounts non-GAAP and dollars in millions) Revenue: FQ3 2015 FQ2 2015 FQ3 2014 Product $494 $487 $511 Services $505 $508 $543 Total Revenue $999 $995 $1,054 Gross Margin: Product 62.3% 62.6% 61.1% Services 56.6% 57.9% 57.5% Total Gross Margin 59.5% 60.2% 59.2% Operating Margin 16.1% 16.3% 17.1% Adjusted EBITDA $207 $208 $223 Adjusted EBITDA % 20.7% 20.9% 21.2% NOTE: Historical amounts presented reflect the sale of ITPS For a reconciliation of non-GAAP to GAAP financial information, please see the appendix.

© 2015 Avaya Inc. All rights reserved. 5 Quarterly Income Statement – Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue: FQ3 2015 FQ2 2015 FQ3 2014 Product $494 $485 $498 Services $505 $508 $520 Total Revenue $999 $993 $1018 Gross Margin: Product 62.3% 62.3% 61.0% Services 56.6% 57.8% 58.6% Total Gross Margin 59.5% 60.0% 59.9% Operating Margin 16.1% 15.8% 19.1% Adjusted EBITDA $207 $203 $237 Adjusted EBITDA % 20.7% 20.4% 23.3% NOTE: Historical amounts presented reflect the sale of ITPS For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. In Constant Currency

© 2015 Avaya Inc. All rights reserved. 6 Quarterly Revenue by Geographic Region (All amounts non-GAAP and dollars in millions) Revenue FQ3 2015 FQ2 2015 FQ3 2014 U.S. $538 $531 $543 EMEA $263 $266 $297 APAC $107 $104 $108 AI $91 $94 $106 Total $999 $995 $1,054 % of Total Revenue U.S. 54% 53% 52% EMEA 26% 27% 28% APAC 11% 11% 10% AI 9% 9% 10% Total 100% 100% 100% NOTE: Historical amounts presented reflect the sale of ITPS

© 2015 Avaya Inc. All rights reserved. 7 Quarterly Revenue by Geographic Region Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue FQ3 2015 FQ2 2015 FQ3 2014 U.S. $538 $530 $543 EMEA $263 $266 $274 APAC $107 $104 $105 AI $91 $93 $96 Total $999 $993 $1018 % of Total Revenue U.S. 54% 53% 53% EMEA 26% 27% 27% APAC 11% 11% 11% AI 9% 9% 9% Total 100% 100% 100% NOTE: Historical amounts presented reflect the sale of ITPS In Constant Currency

© 2015 Avaya Inc. All rights reserved. 8 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ3 2015 FQ2 2015 FQ3 2014 Total Cash and Cash Equivalents $328 $332 $315 Cash from Operations $40 $81 ($11) Capital Expenditures and Capitalized Software $25 $34 $35 Days Sales Outstanding 61 59 56 Inventory Turns 9.3 8.5 8.6 Headcount (as of the end of the period indicated) 12,116 12,435 13,139 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $330 $320 $321 NOTE: Historical amounts presented reflect the sale of ITPS

AVAYA

Financial Summary

($M) Non-GAAP	3Q14 Actual	2Q15 Actual	3Q15 Actual	Business Model
Revenue	$1,054	$995	$999	$1,100 – $1,150
Gross Margin %	59.2%	60.2%	59.5%	58.5% – 59.5%
Oper Expense %	42.1%	43.9%	43.3%	38.5% – 39.5%
Oper Income %	17.1%	16.3%	16.1%	19% – 20.5%
Adj EBITDA $	$223	$208	$207	$250 – $275
Adj EBITDA %	21.2%	20.9%	20.7%	22.7% – 23.9%

For a reconciliation of non-GAAP to GAAP financial information, please see www.avaya.com/investors

Products & Services* (% of Total Avaya Revenue)

	FY 11	FY 12	FY 13	FY 14	3QF14	2QF15	3QF15
Flagship	32%	35%	39%	43%	44%	46%	47%
Core	48%	49%	47%	45%	45%	45%	44%

- Q3 Revenue 2% lower YoY in constant currency
  - Up slightly sequentially
  - In line with recent sequential seasonal pattern
  - Constant currency YoY growth:
    - Total of Flagship & Core
    - Contact Center
    - Private cloud & managed services
    - Professional services
- Gross Margin up 30 basis points from Q3'14
- R&D investment at 17% of product revenue
- 3rd consecutive quarter of Positive Free Cash Flow

- We have structured our model such that, assuming quarterly revenue between $1.1 billion and $1.15 billion dollars, our operational performance should generate adjusted EBITDA in the range of $250 and $275 million
- Expected FY15 annual cash needs for Pension, Interest, Restructuring, CapEx, and Cash taxes <$875M

* Flagship includes Video, Avaya Aura®, IP Office, leading edge Contact Center, Wireless LAN, SBC, Ethernet/fabric switching, Avaya professional services, Avaya cloud and Avaya managed services
Core includes phones, gateways, servers, core contact center, and other managed and maintenance support services
Legacy includes legacy Nortel and Tenovis, excluding Networking

© 2015 Avaya Inc. All rights reserved.

NOTE: Historical amounts presented reflect the sale of ITPS

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© 2015 Avaya Inc. All rights reserved. 10 Avaya – Well Distributed Debt Profile ($ in Billions, by calendar year)  Approximately $450M in liquidity (including cash & revolver capacity)  Extended >$2B of maturities to 2020 (completed May 29th)  $328M Cash Balance as of 6/30/15  3rd consecutive quarter of positive free cash flow  Company on track to be free cash flow positive for FY ‘15 NOTE: Amount shown for 2020 includes principal payments expected to be made prior to maturity, which total approximately $6.3M quarterly $0.6 $0.5 $1.3 $2.1 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2015 2016 2017 2018 2019 2020 2021 Overall Average Portfolio Interest Rate 7.3% Today 8/4/15

© 2015 Avaya Inc. All rights reserved. 11 Fiscal Q4 2015 Financial Outlook (As Delivered 8/4/15)  Given our sequentially lower beginning backlog, the impact of currency fluctuations on demand in Europe, economic volatility in certain countries and taking into account our current visibility, we believe the fiscal fourth quarter revenue will be in the range of $1 billion to $1 billion, 30 million dollars.  When compared to the third fiscal quarter, this is flat to up 3 percent, which is at the lower end of the historical sequential range. This is consistent with the ongoing shift from CapEx to OpEx models and the increasing proportion of software and services revenue we have been seeing. Both of these trends extend the timing of revenue recognition.  Including the impact of the recently completed refinancing, we expect total cash requirements for restructuring, pension, interest, cash taxes and capital equipment in fiscal 2015 to be below $875 million. NOTE: Avaya does not reiterate guidance or provide any form of mid-quarter update ($M) As Reported In Constant Currency Q4 FY ’14 $1,126 $1,093 Q3 FY ’15 $999 $998 Revenue Adjusted for Constant Currency As of 8/3/15

© 2015 Avaya Inc. All rights reserved. 12 Pension & Other Post-Retirement Benefits Trend ($M)  Cash payments are made either in compliance with applicable law and regulations where required, or to directly pay benefits where appropriate.  P&L Expense is recognized as retirement benefits are earned during the participants’ years of employment. Cash Effect (1) FY’13 Q1’14 Q2’14 Q3’14 Q4’14 FY’14 Q1’15 Q2’15 Q3’15 US Pension 108 23 24 59 54 160 15 25 26 Non-US Pension 25 5 15 4 3 27 4 13 4 OPEB 52 10 11 12 12 45 9 3 4 Total Cash Contributions 185 38 50 75 69 232 28 41 34 P&L Effect (1) FY’13 Q1’14 Q2’14 Q3’14 Q4’14 FY’14 Q1’15 Q2’15 Q3’15 US Pension 104 16 16 17 16 65 15 15 15 Non-US Pension 31 8 8 7 7 30 7 7 6 OPEB (5) 1 1 1 1 4 1 1 1 Total P&L Expenses 130 25 25 25 24 99 23 23 22 (1) Data source: Refer to “Benefit Obligations” section of Avaya’s 10- Q and 10-K for the applicable periods See slide 13 for amounts used in Adjusted EBITDA calculation (to reflect amortization of prior service costs and associated gains/losses)

AVAYA

Non-GAAP Reconciliation

Adjusted EBITDA

Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended June 30,		Nine months ended June 30,	
	2015	2014	2015	2014
Loss from continuing operations	$ (49)	$ (64)	$ (68)	$ (244)
Interest expense	113	112	335	347
Interest income	-	-	(1)	(1)
Provision for (benefit from) income taxes	3	(8)	-	19
Depreciation and amortization	93	99	279	336
EBITDA	160	139	545	457
Restructuring charges, net	7	45	32	94
Sponsors' fees	1	2	5	6
Acquisition-related costs	1	-	1	-
Integration-related costs	-	1	1	5
Divestiture-related costs	-	2	-	2
Loss on extinguishment of debt	6	1	6	5
Third-party fees expensed in connection with the debt modification	8	-	8	2
Non-cash share-based compensation	4	6	15	20
Gain on investments and sale of long-lived assets, net	(1)	-	(1)	-
Change in certain tax indemnifications	-	8	(9)	5
Venezuela hyperinflationary and devaluation charges	-	-	-	2
Resolution of certain legal matters	-	8	-	8
Loss (gain) on foreign currency transactions	3	(1)	(2)	(1)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	18	12	52	38
Other	-	-	1	2
Adjusted EBITDA	$ 207	$ 223	$ 654	$ 645

** For reconciliation of adjusted EBITDA for the second quarter of fiscal 2015, see our Form 10-Q filed with the SEC on May 7, 2015 at www.sec.gov.*

© 2015 Avaya Inc. All rights reserved.

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© 2015 Avaya Inc. All rights reserved. 14 Non-GAAP Reconciliation Gross Margin and Operating Income June 30, Sept. 30, Dec. 31, Mar. 31, June 30, 2014 2014 2014 2015 2015 Gross Profit - Adjusted for discontinued operations 607$ 655$ 638$ 592$ 584$ Gross Margin - Adjusted for discontinued operations 57.6% 58.2% 59.1% 59.5% 58.5% Items excluded: Amortization of acquired technology intangible assets 14 14 9 7 10 Share-based compensation 3 3 2 - - Non-GAAP Gross Profit - Adjusted for discontinued operations 624$ 672$ 649$ 599$ 594$ Non-GAAP Gross Margin - Adjusted for discontinued operations 59.2% 59.7% 60.1% 60.2% 59.5% Reconciliation of Non-GAAP Operating Income Operating Income - Adjusted for discontinued operations 48$ 62$ 104$ 83$ 84$ Percentage of Revenue 4.6% 5.5% 9.6% 8.3% 8.4% Items excluded: Amortization of acquired intangible assets 70 70 66 64 65 Restructuring charges, net 45 71 15 10 7 Integration-related costs 1 3 1 - - Divestiture-related costs 2 - - - - Acquisition-related costs - - - - 1 Share-based compensation 6 5 7 4 4 Resolution of certain legal matters 8 - - - - Other - 1 - 1 - Non-GAAP Operating Income - Adjusted for discontinued operations 180$ 212$ 193$ 162$ 161$ Non-GAAP Operating Margin - Adjusted for discontinued operations 17.1% 18.8% 17.9% 16.3% 16.1% Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Avaya Inc. Supplemental Schedules of Non-GAAP Reconciliations (Unaudited; in millions) Three Months Ended

AVAYA

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	June 30, 2015
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 511	$ 579	$ 549	$ 487	$ 494
Costs (exclusive of amortization of acquired technology intangible assets)	199	221	203	182	186
Amortization of acquired technology intangible assets	14	14	9	7	10
GAAP Gross Profit	298	344	337	298	298
GAAP Gross Margin	58.3%	59.4%	61.4%	61.2%	60.3%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	9	7	10
Non-GAAP Gross Profit	$ 312	$ 358	$ 346	$ 305	$ 308
Non-GAAP Gross Margin	61.1%	61.8%	63.0%	62.6%	62.3%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 543	$ 547	$ 530	$ 508	$ 505
Costs	234	236	229	214	219
GAAP Gross Profit	309	311	301	294	286
GAAP Gross Margin	56.9%	56.9%	56.8%	57.9%	56.6%
Items excluded:					
Share-based compensation	3	3	2	-	-
Non-GAAP Gross Profit	$ 312	$ 314	$ 303	$ 294	$ 286
Non-GAAP Gross Margin	57.5%	57.4%	57.2%	57.9%	56.6%

© 2015 Avaya Inc. All rights reserved.

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